Exhibit 10.1
AMENDMENT #1 TO INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Amendment #1 ("Amendment #1") to the Intellectual Property License Agreement is entered into on April 7, 2025 (the "Amendment Effective Date") and is by and between Whitehawk Therapeutics, Inc. (f/k/a Aadi Bioscience, Inc.), a Delaware corporation, having a place of business at 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960 (“Whitehawk”) and WuXi Biologics (Shanghai FX) Co., Ltd., a corporation organized and existing under the laws of China, having offices at Room 2481, Building No.1,1150 Lan Feng Road, Fengxian District, Shanghai, 201403, China (“WuXi Biologics”). Whitehawk and WuXi Biologics may be referred to herein individually as a "Party" or collectively as the "Parties."

WHEREAS, Aadi Bioscience, Inc. (now known as Whitehawk Therapeutics, Inc.) and WuXi Biologics entered into an Intellectual Property License Agreement effective December 19, 2024 (the "Agreement"); and

WHEREAS, Aadi Bioscience, Inc. has changed its name to Whitehawk Therapeutics, Inc.; and

WHEREAS, the Parties desire to amend the Agreement to reflect the change in name of Aadi Bioscience, Inc. to Whitehawk Therapeutics, Inc., and

NOW, THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.All references to “Aadi Bioscience, Inc.” within the Agreement, including all exhibits and schedules thereto, are hereby amended and replaced with “Whitehawk Therapeutics, Inc.”.
2.All references to “Aadi” within the Agreement, including all exhibits and schedules thereto, are hereby amended and replaced with “Whitehawk”.
3.All references to emails ending in the domain name “@aadibio.com” within the Agreement, including all exhibits and schedules thereto, are hereby amended and replaced with the domain name “@whitehawktx.com”.
4.The Parties agree that Whitehawk shall be deemed a lawful Party to the Agreement and entitled to all rights and benefits provided to Aadi Bioscience, Inc. under the Agreement, while simultaneously remaining unconditionally bound by and assuming all obligations, liabilities, duties, covenants and commitments of Aadi Bioscience, Inc. under the Agreement, in each case as if Whitehawk were the original party thereto.

5.All capitalized terms used, but not otherwise defined, in this Amendment shall have the same meaning given to them in the Agreement. All references to "Agreement" in the Agreement and this Amendment are deemed to include this Amendment.

6.Except as expressly stated in this Amendment, the Agreement remains unchanged and in full force and effect.

7.A facsimile or portable document format (".pdf') copy of this Amendment, including the signature pages, will be deemed an original.

[SIGNATURES TO FOLLOW]

Exhibit 10.1

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed below by their duly authorized signatories.

WHITEHAWK THERAPEUTICS, INC. (F/K/A AADI BIOSCIENCE, INC.)	WUXI BIOLOGICS (SHANGHAI FX) CO., LTD.

By: /s/ Stephen Rodin	By: /s/ Jijie Gu
Name: Stephen Rodin	Name: Jijie Gu
Title: General Counsel	Title: Chief Scientific Officer
Date: ____April 9, 2025 ___________________	Date: ___April 8, 2025_______________________